                       Schedule 14A.
                      (Rule 14a-101)

          INFORMATION REQUIRED IN PROXY STATEMENT.
                 SCHEDULE 14A INFORMATION

   Proxy Statement Pursuant to Section 14(a) of the Securities
               Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                WIRELESS TELECOM GROUP, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
     [X]  No fee required
     [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
                and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

          [ ]  Fee paid previously with preliminary materials.


          .......................................................

          [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement no.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          WIRELESS TELECOM GROUP, INC.
                             EAST 64 MIDLAND AVENUE
                           PARAMUS, NEW JERSEY 07652
                                 (201) 261-8797

                            ------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON FRIDAY, JULY 30, 1999

To the Stockholders of
WIRELESS TELECOM GROUP, INC.:

     NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Wireless Telecom Group, Inc., a New Jersey corporation (the 'Company'), will be held at the Radisson Inn, 601 From Road, Paramus, New Jersey 07652, on Friday, July 30, 1999, at 10:00 a.m., local time (the 'Meeting'), for the following purposes:

     1. To elect each Edward Garcia, John Wilchek, Demir Richard Eden, Franklin
        H. Blecher and Henry L. Bachman as a member of the Company's Board of Directors, for a term of one year or until their respective successors are elected and qualified; and

     2. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The close of business on Tuesday, June 1, 1999 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting. The transfer books of the Company will not be closed.

     All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, you are requested to sign, date and return the enclosed proxy promptly. Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submission of a duly executed proxy bearing a later date or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute revocation of a proxy. Any written notice revoking a proxy should be sent to: Ms. Reed E. DuBow, Secretary, Wireless Telecom Group, Inc., East 64 Midland Avenue, Paramus, New Jersey 07652. A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

                                          By Order of the Board of Directors,

                                          REED E. DUBOW
                                          Secretary

     Dated: June 11, 1999

                          WIRELESS TELECOM GROUP, INC.
                             EAST 64 MIDLAND AVENUE
                           PARAMUS, NEW JERSEY 07652
                                 (201) 261-8797

                            ------------------------
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                             FRIDAY, JULY 30, 1999

                            ------------------------
     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Wireless Telecom Group, Inc., a New Jersey corporation (the 'Company'), of proxies in the enclosed form for the Annual Meeting of Stockholders to be held at the Radisson Inn, 601 From Road, Paramus, New Jersey 07652, on Friday, July 30, 1999, at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the foregoing Notice of Annual Meeting of Stockholders (the 'Meeting'). The persons named in the enclosed proxy form will vote the shares of the Company's common stock, par value $.01 per share (the 'Common Stock'), for which they are appointed in accordance with the directions of the stockholders appointing them. In the absence of such directions, such shares will be voted 'FOR' Proposal 1 set forth herein and, in their best judgment, will be voted on any other matters as may come before the Meeting. Any stockholder giving a proxy has the power to revoke such proxy at any time before it is voted by (i) filing written notice of such revocation with the Secretary of the Company, (ii) submission of a duly executed proxy bearing a later date or (iii) voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of a proxy. Any written notice revoking a proxy should be sent to: Ms. Reed E. DuBow, Secretary, Wireless Telecom Group, Inc., East 64 Midland Avenue, Paramus, New Jersey 07652. A return envelope which requires no postage if mailed in the United States is enclosed herewith for your convenience.

     The principal executive offices of the Company are located at East 64 Midland Avenue, Paramus, New Jersey 07652. The approximate date on which this Proxy Statement and the accompanying form of proxy will first be sent or given to the Company's stockholders is June 11, 1999 (the 'Mailing Date').

                               VOTING SECURITIES

     Only holders of shares of the Company's Common Stock of record at the close of business on June 1, 1999 (the 'Record Date') are entitled to vote at the Meeting. On the Record Date, there were 17,557,298 shares of Common Stock outstanding. Each outstanding share of Common Stock is entitled to one (1) vote on all matters to be acted upon at the Meeting. A majority of the shares of Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum. If a quorum is present, a plurality vote of the shares of Common Stock present (either in person or by proxy) at the Meeting and entitled to vote is required for the election of the director nominees. Abstentions are considered shares present and entitled to vote, and therefore have the same legal effect as a vote against a matter presented at the Meeting. Any shares of Common Stock held in street name for which the broker or nominee receives no instructions from the beneficial owner, and as to which such broker or nominee does not have discretionary voting authority under applicable American Stock Exchange rules, will be considered shares of Common Stock not entitled to vote and will therefore not be considered in the tabulation of the votes. Proxy ballots are received and tabulated by the Company's transfer agent and certified by the inspector of election.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

     At the Meeting, stockholders will be requested to vote for five (5) Director nominees to serve on the Company's Board of Directors until the next annual meeting of stockholders or until their respective successors are elected and qualified. The accompanying form of proxy will be voted 'FOR' the election of the five nominees named below as directors, unless the voting stockholder indicates otherwise on such proxy. Proxies cannot be voted for a greater number of persons than the number of nominees named in this Proxy Statement. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve as a director. However, in the event that any of the nominees should become unable or unwilling to serve as a director, the proxy will be voted FOR the election of such person or persons as shall be designated by the directors.

DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

     The current directors and executive officers of the Company are as follows:

                        NAME                            AGE                         POSITION
-----------------------------------------------------   ---   -----------------------------------------------------

Edward J. Garcia(1)(2)(3)(5).........................   34    Chairman of the Board, Chief Executive Officer and
                                                                President
Demir Richard Eden(3)(4)(5)..........................   59    Acting Chief Financial Officer and Director
Reed E. DuBow........................................   31    Secretary
Henry L. Bachman(5)..................................   69    Director
John Wilchek(1)(4)(5)................................   58    Director
Franklin H. Blecher(5)...............................   70    Director

------------

(1) Member of Stock Option Committee

(2) Trustee for Profit Sharing Plan

(3) Member of Compensation Committee

(4) Member of Audit Committee

(5) Director Nominee

          Edward J. Garcia, age 34, a director nominee, has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 1999. Prior to becoming Chairman of the Board, Chief Executive Officer and President, Mr. Garcia had served as Vice President of Operations since October 1995 and Executive Vice President and Chief Operating Officer since August 1996. Mr. Garcia joined the Company in 1990 and has served in various positions, including sales manager and Chief Engineer.

          Demir Richard Eden, age 59, a director nominee, became a director of the Company in May 1993 and has been serving as the Company's Acting Chief Financial Officer since January 1999. Mr. Eden served as President of the Company from October 1998 to January 1999. Mr. Eden has also served as President, CEO and the Chairman of Intra Computer, Inc., a manufacturing and engineering consulting company, since its founding in 1979. Mr. Eden has a Master of Science degree in Electronics and Business Administration from Istanbul Technical University as well as an MS in Computer Science from New York Polytechnic University.

          Reed E. DuBow, age 31, has served as Secretary of the Company since January 1999. Ms. DuBow joined the Company in 1995 as an accountant and was given the title of Assistant Controller in 1998. Prior to joining the Company, Ms. DuBow worked as an accountant for Grand Metropolitan, PLC in the Treasury Department from 1993 until 1995. Ms. DuBow holds a Bachelor's degree in Accounting.

          Henry L. Bachman, age 69, a director nominee, became a director of the Company in January 1999 and has a 48-year career in the electronics industry. From 1951 to 1996, Mr. Bachman served as Vice President of Hazeltine, a subsidiary of Marconi Aerospace Systems Inc., Advanced Systems Division, on a full-time basis and currently provides consulting services to them on a part-time basis. Mr. Bachman was President of The Institute of Electrical and Electronics Engineers (IEEE). Mr. Bachman has a Bachelor's degree and MS degree from Polytechnic University as well as completed the Advanced Management Program at Harvard Sloan School of Management.

          John Wilchek, age 58, a director nominee, became a director of the Company in May 1993. He was the founder, President, CEO and Chairman of Zenith Knitting Mills until his retirement in 1991.

          Franklin H. Blecher, Ph.D., age 70, a director nominee, became a director of the Company in November 1994. In a distinguished thirty-seven year career with AT&T Bell Laboratories, Dr. Blecher held several significant positions, including Executive Director of the Technical Information Systems Division from 1987 to 1989 and Executive Director of the Integrated Circuit Design Division from 1982 to 1987 and has previously served as a Director of the Mobile Communications Laboratory. Dr. Blecher has made significant contributions in the area of transistor design for computer applications. He has also developed widely used telephone and cellular transmission systems. His laboratory's work in the cellular field was used by the FCC to establish standards for commercial cellular systems. Dr. Blecher received his Ph.D. from New York Polytechnic University where he is presently a member of the Corporate Board and is Past Chairman of the Engineering Foundation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission (the

'Commission') initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Such executive officers, directors and greater than 10% beneficial owners are required by regulation to furnish the Company with copies of all Section 16(a) forms filed by such reporting persons with the Commission.

     Based solely upon the Company's review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that the Company's executive officers, directors and greater than 10% beneficial owners have complied with all applicable filing requirements.

MEETINGS OF THE BOARD

     During the fiscal year ended December 31, 1998, there were four (4) formal meetings of the Company's Board of Directors, several actions by unanimous consent and several informal meetings. The Board of Directors has a Stock Option Committee, an Audit Committee and a Compensation Committee. During the fiscal year ended December 31, 1998, there were four (4) formal meetings of the Stock Option Committee, one (1) formal meeting of the Audit Committee and one (1) formal meeting of the Compensation Committee. Each director of the Company attended all meetings of the Board of Directors and Committees of which he was a member during the fiscal year ended December 31, 1998.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Stock Option Committee serves at the pleasure of the Board of Directors, and is authorized to administer the Company's stock option plans, including granting, repricing and canceling incentive stock options and non-qualified stock options authorized for grant thereunder, determining optionees and the terms of options granted to such optionees. The members of the Stock Option Committee are Messrs. Edward J. Garcia and John Wilchek. See 'Incentive Stock Option Plan.'

     The Audit Committee serves at the pleasure of the Board of Directors, and is authorized to review proposals of the Company's auditors regarding annual audits, recommend the engagement or discharge of the auditors, review recommendations of such auditors concerning accounting principles and the adequacy of internal controls and accounting procedures and practices, to review the scope of the annual audit, to approve or disapprove each professional service or type of service other than standard auditing services to be provided by the auditors, and to review and discuss the audited financial statements with the auditors. The members of the Audit Committee are Messrs. Demir Richard Eden and John Wilchek.

     The Compensation Committee serves at the pleasure of the Board of Directors, and is authorized to establish salaries, incentives and other forms of compensation for officers, directors and certain key employees and consultants, administer the Company's various incentive compensation and benefit plans and recommend policies relating to such plans. The members of the Compensation Committee are Messrs. Edward J. Garcia and Demir Richard Eden.

     The Company does not have a formal Nominating Committee or Executive Committee of the Board of Directors. Non-employee directors receive an attendance fee of $1,000 per meeting.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE 'FOR' THE ELECTION OF THE ABOVE NAMED FIVE NOMINEES. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY IN THEIR PROXIES A CONTRARY CHOICE.

                             EXECUTIVE COMPENSATION

     The following table sets forth, for the years ended December 31, 1998, 1997 and 1996, the annual and long-term compensation for the Company's Chief Executive Officer and its most highly compensated executive officers whose annual compensation exceeded $100,000 for the fiscal year ended December 31, 1998 (each, a 'Named Executive Officer').

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG TERM
                                                                                     COMPENSATION
                                                          ANNUAL COMPENSATION           AWARDS
                                                     -----------------------------   ------------      ALL OTHER
         NAME AND PRINCIPAL POSITION          YEAR    SALARY     BONUS     OTHER       OPTIONS      COMPENSATION(1)
--------------------------------------------- ----   --------   -------   --------   ------------   ---------------

Edward J. Garcia ............................ 1998   $128,376     --         --          75,000         $ 7,947
  Chairman of the Board, CEO                  1997    125,185   $20,000      --          25,000(7)        7,802
  and President(2)                            1996    102,692    15,000      --          20,000           7,702
Dale Sydnor ................................. 1998   $232,692     --         --         110,000         $ 8,405
  Former Chairman of the Board,               1997    235,577   $50,000      --          40,000(7)        8,375
  CEO and President (no longer                1996    181,731     --         --          40,000           7,900
  affiliated with the Company)(3)
Eugene Ferrara .............................. 1998   $118,604     --      $ 60,000(5)    75,000         $ 7,946
  Former Exec. Vice President,                1997    114,921   $20,000      --          25,000(7)        6,346
  Chief Financial Officer (no                 1996     96,346    15,000      --          20,000           5,401
  longer an officer of the Company)(4)
Inho Alex Kim ............................... 1998   $108,437     --         --          75,000         $ 2,500
  Former Vice President of Business           1997     95,387   $ 5,000      --          45,000(7)          475
  Development (no longer                      1996     78,095     3,000      --           4,000         --
  affiliated with the Company)(6)

------------

(1) Includes the total estimated value for the use of an automobile of $1,470, $1,420 and $1,320 for fiscal years ended December 31, 1998, 1997 and 1996, respectively, for Mr. Garcia, and $1,370, $1,320 and $850 for fiscal years ended December 31, 1998, 1997 and 1996, respectively, for Mr. Ferrara. Also includes the total premiums paid on split-dollar life insurance for Messrs. Sydnor, Garcia, and Ferrara and the matching contribution to the Wireless Telecom Group 401(k) Profit Sharing Plan.

(2) Mr. Garcia currently serves as the Company's Chief Executive Officer, Chairman of the Board and President and has done so since January 1999. From October 1995 to August 1996, Mr. Garcia served as the Company's Vice President of Operations, and from August 1996 to January 1999 as Vice President and since August 1996 as Chief Operating Officer.

(3) Mr. Sydnor served as President of the Company from July 1995 to March 1998, Chief Executive Officer from May 1996 to January 1999 and Chairman of the Board from May 1997 to January 1999. Mr. Sydnor is no longer affiliated with the Company.

(4) Mr. Ferrara served as the Chief Financial Officer of the Company from August 1994 to January 1999. Mr. Ferrara is no longer an officer of the Company.

(5) Severance payment paid by the Company to Mr. Ferrara.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(6) Mr. Kim served as the Company's Vice President of Business Development until March 1999. Mr. Kim is no longer affiliated with the Company.

(7) These options were repriced on June 15, 1998. See 'Report on Repricing of Options' and '10-Year Option Repricings' chart.

                       OPTION GRANTS IN FISCAL YEAR 1998*

                                                       INDIVIDUAL GRANTS                        POTENTIAL REALIZABLE
                                    --------------------------------------------------------      VALUE AT ASSUMED
                                                    PERCENT OF                                    ANNUAL RATES OF
                                                      TOTAL                                            STOCK
                                     NUMBER OF       OPTIONS                                     PRICE APPRECIATION
                                    SECURITIES      GRANTED TO                                          FOR
                                    UNDERLYING     EMPLOYEES IN    EXERCISE OF                      OPTION TERM
                                    OPTION/SARS    FISCAL YEAR     BASE PRICE     EXPIRATION    --------------------
              NAME                  GRANTED (#)        1998          ($/SH)          DATE        5% ($)     10% ($)
---------------------------------   -----------    ------------    -----------    ----------    --------    --------

Edward J. Garcia ................      75,000           6.9%          $2.63         6/14/08     $123,814    $313,768
  Chairman of the Board,
  CEO and President
Dale Sydnor .....................     110,000          10.2%          $2.63         6/14/08     $181,593    $460,193
  Former Chairman of
  the Board, CEO and President
  (no longer affiliated with the
  Company)
Eugene Ferrara ..................      75,000           6.9%          $2.63         6/14/08     $123,814    $313,768
  Former Exec. Vice
  President, Chief
  Financial Officer (no
  longer an officer of the
  Company)
Inho Alex Kim ...................      75,000           6.9%          $2.63         6/14/08     $123,814    $313,768
  Former Vice President
  of Business Development
  (no longer affiliated with
  the Company)

------------

* See ' -- Report on Repricing of Options' and ' -- 10-Year Option Repricings' chart.

                       AGGREGATE OPTION EXERCISES IN THE
                 YEAR ENDED DECEMBER 31, 1998 AND OPTION VALUES

                                                           NUMBER OF UNEXERCISED OPTIONS          VALUE OF UNEXERCISED
                                    SHARES                                                      IN-THE-MONEY OPTIONS AT
                                   ACQUIRED                    AT FISCAL YEAR END(1)               FISCAL YEAR END(2)
                                      ON        VALUE      ------------------------------    ------------------------------
              NAME                 EXERCISE    REALIZED    EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
--------------------------------   --------    --------    ------------    --------------    ------------    --------------

Edward J. Garcia ...............      --          --          35,000           105,000            --               --
  Chairman, CEO and President
Dale Sydnor ....................      --          --          61,000           164,000            --               --
  Former Chairman, CEO and
  President
  (no longer affiliated with the
  Company)
Eugene Ferrara .................      --          --          32,600           105,000            --               --
  Former Exec. Vice President,
  Chief
  Financial Officer (no longer
  an officer of
  the Company)
Inho Alex Kim ..................      --          --           9,000            79,800            --               --
  Former Vice President of
  Business
  Development (no longer
  affiliated with
  the Company)

------------

(1) Some options were cancelled and reissued in June 1998. See 'Report on Repricing of Options' and '10-year Option Repricings' chart.

(2) Based upon the closing market price of the Company's Common Stock ($1.875 per share) on December 31, 1998.

                         REPORT ON REPRICING OF OPTIONS

     On June 15, 1998, the Company cancelled options granted to (i) Mr. Dale Sydnor, the Company's then Chairman and Chief Executive Officer, on May 28, 1995 and October 27, 1997 to purchase 50,000 and 40,000 shares of the Company's Common Stock, respectively, at exercise prices equal to $8.25 and $7.38 per share, respectively, in consideration for options to purchase 110,000 shares of the Company's Common Stock at an exercise price equal to $2.63 per share of Common Stock, (ii) Mr. Edward J. Garcia, the Company's then Vice President and Chief Operating Officer, on May 28, 1995 and October 27, 1997 to purchase 30,000 and 25,000 shares of the Company's Common Stock, respectively, at exercise prices equal to $8.25 and $7.38 per share, respectively, in consideration for options to purchase 75,000 shares of the Company's Common Stock at an exercise price equal to $2.63 per share of Common Stock, (iii) Mr. Eugene Ferrara, the Company's then Chief Financial Officer, on May 28, 1995 and October 27, 1997 to purchase 30,000 and 25,000 shares of the Company's Common Stock, respectively, at exercise prices equal to $8.25 and $7.38 per share, respectively, in consideration for options to purchase 75,000 shares of the Company's Common Stock at an exercise price equal to $2.63 per share of Common Stock and (iv) Mr. Inho Alex Kim, the Company's then Vice President of Business Development, on January

24, 1997 and October 27, 1997 to purchase 20,000 and 25,000 shares of the Company's Common Stock, respectively, at exercise prices equal to $11.63 and $7.38 per share, respectively, in consideration for options to purchase 75,000 shares of the Company's Common Stock at an exercise price equal to $2.63 per share of Common Stock. The Company, upon the recommendation of the Compensation Committee, cancelled and reissued (i.e., repriced) such executive officers' stock options due to the sustained lower price levels at which the Company's Common Stock had been trading on the American Stock Exchange (Symbol: WTT) and the Company's continued interest in, and philosophy of, utilizing stock options as a means of retaining and providing talented personnel with an added incentive for their efforts and ingenuity.

The Compensation Committee
Messrs. Edward J. Garcia and Demir Richard Eden

                           10-YEAR OPTION REPRICINGS

                                                   NUMBER OF                                                 LENGTH OF
                                                  SECURITIES     MARKET PRICE      EXERCISE                ORIGINAL TERM
                                                  UNDERLYING      OF STOCK AT      PRICE AT                REMAINING AT
                                                    OPTIONS         TIME OF        TIME OF        NEW         DATE OF
                                                  REPRICED OR    REPRICING OF    REPRICING OR   EXERCISE   REPRICING OR
                NAME                    DATE     AMENDED(1)(2)     AMENDMENT      AMENDMENT      PRICE       AMENDMENT
-------------------------------------  -------   -------------   -------------   ------------   --------   -------------

Edward J. Garcia ....................  6/15/98       30,000          $2.63          $ 8.25       $ 2.63      7.2 years
  Chairman, CEO and                    6/15/98       25,000           2.63            7.38         2.63      9.3 years
  President
Dale Sydnor .........................  6/15/98       50,000          $2.63          $ 8.25       $ 2.63      7.2 years
  Former Chairman,                     6/15/98       40,000           2.63            7.38         2.63      9.3 years
  CEO and President
  (no longer affiliated
  with the Company)
Eugene Ferrara ......................  6/15/98       30,000          $2.63          $ 8.25       $ 2.63      7.2 years
  Former Exec. Vice                    6/15/98       25,000           2.63            7.38         2.63      9.3 years
  President, CFO (no
  longer an officer of
  the Company)
Inho Alex Kim .......................  6/15/98       20,000          $2.63          $11.63       $ 2.63      8.5 years
  Former Vice                          6/15/98       25,000           2.63            7.38         2.63      9.3 years
  President of Business
  Development (no
  longer affiliated with
  the Company)

------------

(1) The Company cancelled Mr. Sydnor's options in exchange for options to purchase 110,000 shares of Common Stock of the Company at an exercise price of $2.63 per share of Common Stock expiring June 15, 2008.

(2) The Company cancelled each of Messrs. Garcia's, Ferrara's and Kim's options in exchange for options to each to purchase 75,000 shares of Common Stock of the Company at an exercise price of $2.63 per share of Common Stock expiring June 15, 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The members of the Compensation Committee are Messrs. Edward J. Garcia and Demir Richard Eden. Mr. Garcia has served as Chairman of the Board, Chief Executive Officer and President of the Company since January 1999. Prior to becoming Chairman of the Board, Chief Executive Officer and President, Mr. Garcia had served as Vice President of Operations since October 1995 and Executive Vice President and Chief Operating Officer since August 1996. Mr. Eden served as President of the Company from October 1998 to January 1999 and has been Acting Chief Financial Officer of the Company since May 1999. See 'Directors and Executive Officers of the Registrant.'

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company strives to apply a uniform philosophy regarding compensation for all of its employees, including the members of its senior management. This philosophy is based upon the premise that the achievements of the Company result from the combined and coordinated efforts of all employees working toward common goals and objectives in a competitive, evolving market place.

     The goals of the Company's compensation program are to align remuneration with business objectives and performance, and to enable the Company to retain and competitively reward executive officers who contribute to the long-term success of the Company. The Company attempts to pay its executive officers competitively in order that it will be able to retain the most capable people in the industry. Information with respect to levels of compensation being paid by comparable companies is obtained from various publications and surveys.

     Mr. Dale Sydnor served as the Company's Chief Executive Officer for the fiscal year ended December 31, 1998 for which he received $232,692 in salary, options to purchase 110,000 shares of the Company's Common Stock and $8,405 in other compensation. Mr. Edward J. Garcia has served as the Company's Chief Executive Officer, President and Chairman of the Board of Directors since January 1999. In the fiscal year ended December 31, 1998, Mr. Garcia received $128,376 in salary, options to purchase 75,000 shares of the Company's Common Stock and $7,947 in other compensation. Mr. Sydnor's and Mr. Garcia's compensation for the 1998 fiscal year was based on each of their qualitative managerial efforts and business ingenuity, including their efforts and activities associated with negotiating the sale of the Company's test equipment assets which was sold pursuant to an asset purchase agreement, dated January 7, 1999, and consummated on March 11, 1999. See 'Executive Compensation.'

The Compensation Committee
Messrs. Edward J. Garcia and Demir Richard Eden

                               PERFORMANCE GRAPH

     The graph below presents the cumulative total returns for the Company's Common Stock (WTT) compared with (i) the American Stock Exchange Market Value Index and (ii) a peer group index of 46 companies selected on an industry basis. The graph assumes that the value of the investment in the Company's Common Stock, the American Stock Exchange Market Value Index and the peer group index each was $100 on December 31, 1993 and that all dividends were reinvested. All of the indices include only companies whose common stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended, for at least the time frame set forth in the graph.

     The total shareholder returns depicted in the graph are not necessarily indicative of future performance. The Performance Graph and related disclosure shall not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the graph and such disclosure by reference.

               COMPARISON OF CUMULATIVE TOTAL RETURN OF COMPANY,
                          PEER GROUP AND BROAD MARKET


                                  [PERFORMANCE GRAPH]

                                                      YEARS ENDED DECEMBER 31,
                                          1993    1994     1995      1996     1997    1998
Wireless Telecom Group, Inc. ..........   $100    $502    $1,157    $1,438    $897    $271
Peer Group.............................   $100    $114    $  148    $  178    $184    $200
AMEX Broad Market Index................   $100    $ 88    $  114    $  120    $145    $143

401(k) PROFIT SHARING PLAN

     The Company's 401(k) Profit Sharing Plan (the 'PSP') is qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the 'Code'). The effective date of the PSP is January 1, 1991. This plan is administered under a Trust of which Mr. Edward J. Garcia, the Company's Chief Executive Officer, President and Chairman of the Board, is the Trustee. All employees of the Company, who are 21 years or older, including its executive officers, are eligible to participate in the PSP after six months of employment with the Company.

     Under the PSP, participating employees have the right to elect that their contributions to this plan be made from reductions from the compensation owed to them by the Company, up to 15% of their compensation per annum not to exceed $10,000 for 1998. In addition, the Company, at its discretion, can make contributions to this plan of up to 6% of the participant's annual compensation that will be allocated among them. Participating employees are entitled to full distribution of their share of the Company's contribution under this plan upon their death, total disability or when they reach retirement age (i.e., 65 years of age). If their employment is terminated earlier, their share of the Company's contributions will depend upon their number of years of employment with the Company.

     All participating employees have the right to receive 100% of their own contributions to the PSP upon any termination of employment. Apart from the Company's and employees' contributions, they may receive investment earnings relating to the funds in their account under this plan.

     Benefits under the PSP are payable to eligible employees in a single lump sum or in installments upon termination of their employment, although in-service withdrawals are permitted under certain circumstances. If more than 60% of its contributions are allocated to key employees, the Company will be compelled to contribute 3% of their annual compensation to each participating non-key employee's account for that year. If the Company terminates this plan, participating employees are entitled to 100% of the Company's contributions credited to their accounts. Contributions to the plan for Fiscal 1998 and Fiscal 1997 aggregated $47,544 and $48,485, respectively.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the Company's Common Stock owned as of the Record Date by (i) each person who is known by the Company to beneficially own more than 5% of its outstanding Common Stock, (ii) each director and Named Executive Officer, and (iii) all officers and directors as a group without naming them. Except as otherwise set forth below, the address of each such person is c/o Wireless Telecom Group, Inc., E. 64 Midland Avenue, Paramus, New Jersey, 07652.

                                                                                 AMOUNT AND NATURE OF      PERCENTAGE
                             NAMES AND ADDRESSES                                BENEFICIAL OWNERSHIP(1)     OWNED(2)
-----------------------------------------------------------------------------   -----------------------    ----------

Edward J. Garcia(3)..........................................................             98,000              *
Reed E. DuBow(4).............................................................              5,900              *
Demir Richard Eden(5) .......................................................             25,000              *
  120-10 Audley Street
  Kew Gardens, NY
John Wilchek(6) .............................................................             12,000              *
  211 Mohican Lane
  Franklin Lakes, NJ
Franklin H. Blecher(7) ......................................................              2,500              *
  6039 Collins Ave.
  Miami Beach, FL
Henry Bachman(8) ............................................................          --                    --
  5 Brandy Road
  Cold Spring Harbor, NY
All officers and directors as a group (6 persons)(9).........................            143,400              *
FMR Corp.(10) ...............................................................          1,755,700              10.0%
  82 Devonshire Street
  Boston, MA 02109

------------

 * Less than one percent

 (1) Except as otherwise set forth in the footnotes below, all shares are beneficially owned, and the sole voting and investment power is held by the persons named.

 (2) Based upon 17,557,298 shares of Common Stock outstanding as of the Record Date.

 (3) Ownership consists of 50,000 shares of Common Stock and 48,000 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Excludes an aggregate of 172,000 shares of Common Stock issuable upon the exercise of options which are not exercisable within 60 days of the Record Date.

 (4) Ownership consists of 300 shares of Common Stock and 5,600 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Excludes option to purchase 16,400 shares of Common Stock which are not exercisable within 60 days of the Record Date.

 (5) Ownership consists of 25,000 shares of Common Stock. Excludes 80,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

 (6) Ownership consists of 12,000 shares of Common Stock. Excludes 100,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (7) Ownership consists of 2,500 shares of Common Stock. Excludes 100,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

 (8) Ownership excludes 80,000 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

 (9) Consists of 89,800 shares of the Company's Common Stock and 53,600 shares of Common Stock issuable upon the exercise of options exercisable within 60 days of the Record Date. Excludes 548,400 shares of Common Stock issuable upon the exercise of options not exercisable within 60 days of the Record Date.

(10) Based on information set forth in Schedule 13-G/A, dated February 1, 1999, filed with the Commission on February 12, 1999.

DIRECTOR COMPENSATION

     Director Fees. Directors who are not employees of the Company are compensated for their services according to a standard arrangement authorized by a resolution of the Board of Directors. Such directors are paid an annual retainer of $1,000 for each meeting of the Board of Directors attended by such director.

DIRECTOR AND OFFICER LIABILITY

     New Jersey's Business Corporation Act permits New Jersey corporations to include in their certificates of incorporation a provision eliminating or limiting the personal liability of directors and officers of the corporation for damages arising from certain breaches of fiduciary duty. The Company's Certificate of Incorporation includes a provision eliminating the personal liability of directors and officers to the Company and its stockholders for damages to the maximum extent permitted by New Jersey law, including exculpation for acts of omissions in violation of directors' and officers' fiduciary duties of care. Under current New Jersey law, liability is not eliminated in the case of a breach of a director's or officer's duty of loyalty (i.e., the duty to refrain from transactions involving improper conflicts of interest) to the Company or its stockholders, the failure to act in good faith, the knowing violation of law or the obtainment of an improper personal benefit. The Company's Certificate of Incorporation does not have an effect on the availability of equitable remedies (such as an injunction or rescissions) for breach of fiduciary duty. However, as a practical matter, equitable remedies may not be available in particular circumstances. The Company also has in effect under a policy effective January 19, 1999, and expiring on January 19, 2000, insurance covering all of its directors and officers against certain liabilities and reimbursing the Company for obligations for which it occurs as a result of its indemnification of such directors, officers and employees.

INCENTIVE STOCK OPTION PLAN

     Under the Company's Incentive Stock Option Plan (the 'Plan') options to purchase a maximum of 1,750,000 shares of Common Stock of the Company may be granted to officers and other key employees of the Company. Options granted under the Plan are intended to qualify as incentive stock options as defined in the Code.

     The Plan is administered by the Stock Option Committee which is composed of two members of the Board up for election at the Meeting, Mr. Edward J. Garcia, the Company's President, Chairman of the Board and Chief Executive Officer; and Mr. Wilchek, a director. The purpose of the Plan is to ensure the retention of existing executive personnel and key employees, to attract experienced and competent individuals to the Company, to encourage proprietary interest in the Company, and to provide additional incentive by permitting such individuals to participate in the ownership of the Company. The criteria the Stock Option Committee uses in granting options pursuant to the Plan is consistent with these purposes.

     Options granted under the Plan are exercisable for a period of up to 10 years from the date of grant at an exercise price which is not less than the fair market value of the Common Stock on the date of the grant, except that the term of an incentive option granted under the Plan to a shareholder owning more than 10% of the outstanding Common Stock may not exceed five years and its exercise price may not be less than 110% of the fair market value of the Common Stock on the date of the grant. The aggregate fair market value, as of the date of grant, of the shares for which incentive options become exercisable for the first time by an optionee during the calendar year may not exceed $100,000.

     Options granted under the Plan to officers or employees of the Company may be exercised only while the optionee is employed or retained by the Company or within 30 days of the date of termination of the employment relationship. However, options which are exercisable at the time of termination by reason of death or permanent disability of the optionee may be exercised within three (3) months of the date of termination of the employment relationship. Upon the exercise of an option, payment may be made by cash or by any other means that the Stock Option Committee determines. No option may be granted under the Plan after February 19, 2005 on which date the Plan will expire. Options may be granted only to such employees and officers of the Company as the Stock Option Committee shall select from time to time in its sole discretion, provided that only employees of the Company shall be eligible to receive incentive options.

     The Stock Option Committee will, in its discretion, determine (subject to the terms of the Plan) who will be granted options, the time or times at which options shall be granted, and the number of shares subject to each option and the manner in which options may be exercised. In making such determination, consideration may be given to the value of the services rendered by the respective individuals, their present and potential contributions to the success of the Company and such other factors deemed relevant in accomplishing the purpose of the Plan.

     Under the Plan, the optionee has none of the rights of a shareholder with respect to the shares issuable upon the exercise of the option until such shares shall be issued upon such exercise. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to the date of exercise, except as provided in the Plan. During the lifetime of the optionee, an option shall be exercisable only by the optionee. No option may be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of decent and distribution.

     The Board of Directors may amend or terminate the Plan except that shareholder approval is required to effect a change so as to increase the aggregate number of shares that may be issued under the Plan (unless adjusted to reflect such changes as a result of a stock dividend, stock split, recapitalization, merger or consolidation of the Company), to modify the requirements as to eligibility to receive options, to increase materially the benefits accruing to participants or as otherwise may be required by Rule 16b-3,
Section 422 or Section 162(m) of the Code. No action taken by the Board may materially and adversely affect any outstanding option grant without the consent of the optionee.

FEDERAL TAX CONSEQUENCES

     Under current tax law, there are no Federal income tax consequences to either the employee or the Company on the grant of incentive options if granted under the terms set forth in the Plan. Incentive option holders incur no regular Federal income tax liability at the time of grant or upon exercise of such option, assuming that the optionee was an employee of the Company from the date the option was granted until 90 days before such exercise. However, upon exercise, the Spread must be added to regular Federal taxable income in computing the optionee's 'alternative minimum tax' liability. An optionee's basis in the shares received on exercise of an incentive stock option will be the option price of such shares for regular income tax purposes. No deduction is allowable to the Company for Federal income tax purposes in connection with the grant or exercise of such option.

     If the holder of shares acquired through exercise of an incentive option sells such shares within two years of the date of grant of such option or within one year from the date of exercise of such option (a 'Disqualifying Disposition'), the optionee will realize income taxable at ordinary rates. Ordinary income is reportable during the year of such sale equal to the difference between the option price and the fair market value of the shares at the date the option is exercised, but the amount includable as ordinary income shall not exceed the excess, if any, of the proceeds of such sale over the option price. In addition to ordinary income, a Disqualifying Disposition may result in taxable income subject to capital gains treatment if the sales proceeds exceed the optionee's basis in the shares (i.e., the option price plus the amount includable as ordinary income). The amount of the optionee's taxable ordinary income will be deductible by the Company in the year of the Disqualifying Disposition.

     At the time of sale of shares received upon exercise of an option (other than a Disqualifying Disposition of shares received upon the exercise of an incentive option), any gain or loss is long-term or short-term capital gain or loss, depending upon the holding period.

     The foregoing is not intended to be an exhaustive analysis of the tax consequences relating to stock options issued under the Plan. For instance, the treatment of options under state and local tax laws, which is not described above, may differ from the treatment for Federal income tax purposes.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The firm of independent accountants of the Company recommended by the Audit Committee and selected by the Board of Directors for the current fiscal year is Lazar Levine & Felix LLP. The Board of Directors expects that representatives of Lazar Levine & Felix LLP will be present at the Meeting, have the opportunity to make a statement if they desire to do so, and be expected to be available to respond to appropriate questions.

GENERAL

     The Management of the Company does not know of any matters other than those stated in the Proxy Statement which are to be presented for action at the Meeting. If any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted on any such matters in accordance with the judgment of the persons voting such proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

     The Company will bear the cost of preparing, assembling and mailing the Proxy, Proxy Statement and other material which may be sent to the stockholders in connection with this solicitation. In addition to the solicitation of proxies by use of the mails, officers and regular employees may solicit the return of proxies. The Company may reimburse persons holding stock in their names or in the names of other nominees for their expense in sending proxies and proxy material to principals. Proxies may be solicited by mail, personal interview, telephone and fax.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON BEING SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE ANNUAL REPORT OF THE COMPANY ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998 AS FILED WITH THE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS, NOTES AND SCHEDULES THERETO. ALL SUCH REQUESTS SHOULD BE DIRECTED TO: MS. REED E. DUBOW, SECRETARY, WIRELESS TELECOM GROUP, INC., EAST 64 MIDLAND AVENUE, PARAMUS, NEW JERSEY 07652.

                     STOCKHOLDER PROPOSALS TO BE PRESENTED
                           AT THE NEXT ANNUAL MEETING

     Stockholder Proposals. Proposals of stockholders intended to be presented at the Company's 2000 Annual Stockholder Meeting (i) must be received by the Company at its offices no later than March 13, 2000, 90 days preceding the one year anniversary of the Mailing Date, (ii) may not exceed 500 words and (iii) must otherwise satisfy the conditions established by the Commission for stockholder proposals to be included in the Company's Proxy Statement for that meeting.

     Discretionary Proposals. Stockholders intending to commence their own proxy solicitations and present proposals from the floor of the 2000 Annual Stockholder Meeting in compliance with Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, must notify the Company before May 12, 2000, 30 days preceding the one year anniversary of the Mailing Date, of such intentions. After such date, the Company's proxy in connection with the 2000 Annual Stockholder Meeting may confer discretionary authority on the Board to vote.

                                          By Order of the Board of Directors,
                                          REED E. DUBOW
                                          Secretary

     Dated: June 11, 1999

                                 APPENDIX 1


                                                                           PROXY

                          WIRELESS TELECOM GROUP, INC.
               EAST 64 MIDLAND AVENUE, PARAMUS, NEW JERSEY 07652
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Messrs. Edward J. Garcia and Demir Richard Eden as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and vote, as designated below, all the shares of the Common Stock of Wireless Telecom Group, Inc. held of record by the undersigned on June 1, 1999, at the Annual Meeting of Stockholders to be held on Friday, July 30, 1999 or any adjournment thereof.

1. Election of each EDWARD J. GARCIA, JOHN WILCHEK, DEMIR RICHARD EDEN, FRANKLIN
   H. BLECHER and HENRY L. BACHMAN as directors,

   FOR all five nominees listed (except as marked to the contrary
   above):  [ ]                     WITHHOLD AUTHORITY  [ ]

   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY OF THE NOMINEES STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST ABOVE)

  ------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the Meeting. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN.

                                            Dated: _______________________, 1999

                                            Signature: _________________________

                                            Signature if held jointly: _________

                                            WHEN SIGNING AS ATTORNEY, AS
                                            EXECUTOR, AS ADMINISTRATOR, TRUSTEE
                                            OR GUARDIAN, PLEASE GIVE FULL TITLE
                                            AS SUCH. IF A CORPORATION, PLEASE
                                            SIGN IN FULL CORPORATE NAME BY
                                            PRESIDENT OR OTHER AUTHORIZED
                                            OFFICER. IF A PARTNERSHIP, PLEASE
                                            SIGN IN PARTNERSHIP NAME BY
                                            AUTHORIZED PERSON.